UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2015

EVENTURE INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-4387595
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, California 92626

(855) 986-5669

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 22, 2015, we entered into an Investment Agreement and Registration Rights Agreement (collectively “Agreement”) with GHS Investments, LLC (GHS) in order to establish a source of funding. Pursuant to this Agreement, GHS will provide us with an equity line of financing, up to $7,750,000, and upon effectiveness of a Form S-1 Registration Statement. The minimum amount that we must request from GHS is $5,000 at any one time. GHS will purchase common stock from us based on the amount specified in each request for funding from GHS. Pursuant to the Equity Purchase Agreement, GHS and its affiliates will not be required to purchase shares of our common stock that would result in GHS’s beneficial ownership equaling more than 9.99% of our outstanding common stock.

Proceeds from this transaction are intended to pay down convertible, as well as operational debt, and fuel promotion of our newly designed Web-based applications.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Investment Agreement

99.2	Registration Rights Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: September 23, 2015	By:	/s/ Jason Harvey
Jason Harvey
Chief Executive Officer